UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 26, 2011

BLACKROCK KELSO CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 26, 2011, the Registrant reconvened its 2011 annual meeting of stockholders (the “Annual Meeting”), which was adjourned on May 9, 2011 to permit additional time to solicit stockholder votes for the second proposal described in the Registrant's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 16, 2011 (the "Proxy").  At the reconvened Annual Meeting, the Registrant's stockholders approved the second proposal described in the Proxy.  As of March 10, 2011, the record date, 72,780,636 shares of common stock were eligible to vote.

Second Proposal.  The Company’s stockholders approved a proposal to authorize flexibility for the Company, with approval of the Board of Directors and subject to certain other conditions, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share in one or more offerings.  On May 24, 2011, the Board of Directors adopted a policy with respect to the second proposal (and conditioned on approval of the second proposal) that the Company shall not sell or otherwise issue more than 25% of the Company's then outstanding shares of common stock (immediately prior to such sale or issuance) at a price below its then current net asset value per share.

For	Against	Abstain	Broker Non-Votes
46,627,658	2,976,456	309,758	8,529,876

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: May 26, 2011	By:	/s/ Frank D. Gordon
Name: Frank D. Gordon
Title: Chief Financial Officer